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                                                                  EXHIBIT 23(a)

                       CONSENT OF PURVIS GRAY AND COMPANY


    We hereby consent to the use of our reports dated February 14, 1995, and January 31, 1995, relating to the consolidated financial statements of Citizen First Bancshares, Inc. and Citi-Bancshares, Inc. respectively, included in the Registration Statement on Form S-4. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus constituting part of such Registration Statement on Form S-4.


                                                           PURVIS GRAY & COMPANY

Gainsville, Florida
December 27, 1995